SUBSTITUTION OF POWER OF ATTORNEY

This Substitution of Power of Attorney ("Substitution") is made and executed as of April 20, 2020 (the "Effective Date"), by Yuki Whitmire (the "Undersigned"), pursuant to the powers of substitution conferred by that certain Power of Attorney executed on November 6, 2018 by Jeffrey A. Craig.

The Undersigned hereby substitutes and appoints Mark Elmore, as of the Effective Date, to act as a true and lawful attorney-in-fact with all such powers and authority as conferred by and in accordance with the terms of that certain Power of Attorney. These powers permit Mark Elmore to:

(1) prepare and execute in Jeffrey A. Craig's name and on his behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID (or any successor form), including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling Jeffrey A. Craig to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 (the "Act") or any rule or regulation of the SEC promulgated thereunder;

(2) execute for and on behalf of Jeffrey A. Craig, in his capacity as an officer and/or director of Arcosa, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Act or any rule or regulation of the SEC promulgated thereunder;

(3) do and perform any and all acts for and on behalf of Jeffrey A. Craig which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and file such form with the SEC and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, Jeffrey A. Craig, it being understood that the documents executed by such attorney-in-fact on behalf of Jeffrey A. Craig shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The Undersigned, through this Substitution, hereby grants to Mark Elmore full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers granted to the Undersigned by that Power of Attorney, as fully to all intents and purposes as Jeffrey A. Craig might or could do if personally present, with full power of substitution or revocation.

All powers of attorney previously conferred upon the Undersigned by that Power of Attorney are hereby revoked.

IN WITNESS HEREOF, the Undersigned has caused this Substitution to be executed as of the date hereabove.

Signature:       /s/ Yuki Whitmire
Printed Name:    Yuki Whitmire